THE BANK OF
NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN  DEPOSITARY  RECEIPTS



May 18, 2004

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re: American Depositary
Shares evidenced by
American Depositary
Receipts representing
Ordinary Shares, par
value of 0.78769723 Euro
each, of SCOR (Form F-6
Registration Nos. 333-
112953 and 333-5684).

************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (the
"ADRs") are to be issued, we attach a
copy of the revised prospectus
("Prospectus") for SCOR which reflects
the change in par value from 1 Euro to
0.78769723 Euro.

As required by Rule 424(e), the upper
right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate.

Due to the par value change of SCOR,
the Prospectus has been revised to
include an overstamp that states:

"Effective May 18, 2004, the par value
will be 0.78769723 Euro."

Should you have any questions or
comments, please contact me at (212)
815-8257.


/s/ Robert Goad
Name: Robert Goad
Title: Vice President


Attachment

EMM-Scor  -  424B3 letter (par value change) (4)